SCHEDULE 14A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Zanett, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZANETT, INC.
635 MADISON AVENUE, Floor 15
NEW YORK, NY 10022
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 21, 2007

To Our Shareholders:

You are cordially invited to attend the annual meeting of shareholders (the “Shareholders’ Meeting”) of Zanett, Inc. (“Zanett”) to be held at 635 Madison Avenue, 15th Floor, New York, NY 10022 on Thursday, June 21, 2007, at 2:00 PM, local time, for the following purposes:

1.	To elect a Board of Directors.

2.	To transact such other business as may properly come before the meeting.

These items of business are more fully described in the Proxy Statement following this Notice. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, accompanies this Proxy Statement.

You must be a shareholder of record at the close of business on April 30, 2007 to vote at the Shareholders’ Meeting or any adjournment or postponement thereof. Management welcomes your attendance at the Shareholders’ Meeting. Your vote is important. Whether or not you expect to attend the Shareholders’ Meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. Your proxy will not affect your right to vote in person if you attend the Shareholders’ Meeting.

By Order of the Board of Directors

/s/ Dennis Harkins

Dennis Harkins
Secretary
April 30, 2007

ZANETT, INC.
635 Madison Avenue
15th Floor
New York, NY 10022

PROXY STATEMENT

The Board of Directors of Zanett, Inc. (“Zanett” or the “Company”), a Delaware corporation, solicits your proxy for use at its 2007 annual meeting of shareholders (the “Shareholders’ Meeting”). This proxy statement contains information related to the Shareholders’ Meeting of Zanett to be held on June 21, 2007 at 2:00 p.m. local time at Zanett’s principal executive offices located at 635 Madison Avenue, 15th Floor, New York, NY 10022 and at any postponements or adjournments of such meeting. This Proxy Statement and enclosed form of proxy were first sent to shareholders on or about April 30, 2007.

References in this Proxy Statement to the “Company”, “Zanett,” “we”, “us” and “our” refer to Zanett, Inc.

VOTING AT THE ANNUAL MEETING

The Board of Directors has fixed the close of business on April 30, 2007 as the record date (the “Record Date”) for determining the shareholders entitled to notice of and to vote at the Shareholders’ Meeting. As of the Record Date there were 29,798,178 shares of the Company’s common stock issued and outstanding, each of which is entitled to one vote as to all matters to be acted upon at the Shareholders’ Meeting. A complete list of shareholders entitled to vote at the Shareholders’ Meeting will be available for inspection by any shareholder for any purpose relating to the Shareholders’ Meeting for ten days prior to the meeting during ordinary business hours at Zanett’s principal executive offices.

The presence, in person or by properly executed proxy, of the holders of a majority of the common stock entitled to vote at the Shareholders’ Meeting is necessary to constitute a quorum at the Shareholders’ Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Shareholders’ Meeting or any postponements or adjournments thereof.

Shares of common stock represented at the Shareholders’ Meeting in person or by proxy will be counted to determine the presence of a quorum at the Shareholders’ Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote at the Shareholders’ Meeting to determine the presence of a quorum, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be treated as present and entitled to vote at the Shareholders’ Meeting for purposes of determining whether a quorum exists, but will not be counted as votes cast on such matter.

The holders of common stock do not have cumulative voting rights in connection with the election of Directors. All shares of common stock that are entitled to vote and are represented at the Shareholders’ Meeting by properly executed proxies received prior to or at the Shareholders’ Meeting, and not revoked, will be voted at the Shareholders’ Meeting in accordance with the instructions indicated on such proxies.

There were no shareholder proposals submitted for the Shareholders’ Meeting. The Board of Directors does not intend to bring any matter before the Shareholders’ Meeting other than the matters specifically referred to in the notice of the Shareholders’ Meeting, nor does the Board of Directors know of any other matter that anyone else proposes to present for action at the Shareholders’ Meeting. However, if any other matter is properly brought before the Shareholders’ Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Shareholders’ Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their discretion on such matter. Proxies indicating a vote against the proposals contained herein may not be voted by the persons marked in the accompanying proxy or their duly constituted substitutes for adjournment of the Shareholders’ Meeting for the purpose of giving management additional time to solicit votes to approve such proposals.

Enclosed herewith is a proxy card for use by holders of Zanett’s common stock. Claudio M. Guazzoni, the Company’s Chief Executive Officer, and Dennis J. Harkins, the Company’s Chief Financial Officer, will serve as your proxies for the Shareholders’ Meeting. To vote by proxy, please complete, sign, date and return the enclosed proxy card. Properly executed proxies will be voted in accordance with the instructions therein. In the absence of instruction, the shares of common stock represented at the Shareholders’ Meeting by the enclosed proxy will be voted FOR the election of each of the Directors nominated by our Board of Directors.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Zanett, at or before the taking of a vote at the Shareholders’ Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Zanett before the taking of a vote at the Shareholders’ Meeting or (iii) attending the Shareholders’ Meeting and voting in person (although attendance at the Shareholders’ Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Zanett, Inc., 635 Madison Avenue, 15th Floor, New York, NY 10022, Attention: Secretary, or hand delivered to the Secretary of Zanett at or before the taking of the vote at the Shareholders’ Meeting.

SOLICITATION OF PROXIES

All expenses of Zanett’s solicitation of proxies for the Shareholders’ Meeting will be borne by Zanett. In addition to solicitation by use of the mails, proxies may be solicited from Zanett shareholders by Directors and officers of Zanett in person or by telephone, telegram or other means of communication. Such Directors and officers will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries, and Zanett will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

PROPOSAL No. 1

ELECTION OF DIRECTORS

Directors will be elected at the Shareholders’ Meeting to serve until the next annual meeting and until their successors have been qualified and elected. The Board of Directors is currently composed of six Directors and the Board of Directors has nominated the six persons listed below for election as Directors at the Shareholders’ Meeting, all of whom are current Directors. Set forth below is certain information concerning the nominees that is based on data furnished by them. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to serve as a Director if elected. Should any nominee become unable or unwilling to accept his nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors.

Vote Required for Approval

The six nominees for Director are required to be elected by a plurality of the votes cast as to the subject Board of Directors seat. Votes may be cast in favor of or withheld for any or all of the appropriate nominees. Unless otherwise instructed by a record holder submitting a proxy, the persons named in a proxy will vote the shares represented thereby for the election of all such appropriate nominees. Abstentions and broker non-votes will not be counted toward a nominee’s achievement of a plurality and thus will have no effect on the outcome of the election of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

The following persons have been nominated for election as Directors by the Board of Directors:

Name and Age
Principal Occupation During Past Five Years and Other Information

William H. Church, 60 - Served as Director since September 2004.

William H. Church - Mr. Church has over 30 years of experience advising senior management of high growth closely held and publicly traded companies. He is a retired Ernst & Young partner and was instrumental in the establishment and successful development of the Ernst & Young Tax and Human Capital Practice in the New York Metro Area and in Tokyo, Japan.

Mr. Church received a B.S. degree from Marquette University. He is a Certified Public Accountant in New York and Wisconsin, and he is also a member of the American Institute of Certified Public Accountants.

Leonard Goldstein, 57 – Served as Director since April 2005.

Leonard G. Goldstein - Mr. Goldstein brings over 25 years of diversified technology and financial experience to the investment community. From 2001 to 2003, he was the Chief Information Officer (CIO) of Pequot Capital Management, a premier hedge fund and venture capital group based in Westport, Connecticut and New York City, NY. He was responsible for overall technology strategy, evaluation, implementation and operations.

Prior to Pequot, he served as the CIO of IntraLinks, responsible for all aspects of technology including: Research & Development, ASP Hosting Services, Operations, Information Security, Infrastructure and CRM/ERP systems. As a founding partner, he was instrumental in growing IntraLinks to a major player in the area of digital collaboration. Prior to IntraLinks, he was a Vice President in the Investment Research Department at Goldman, Sachs & Company; responsible for the development, implementation and operation of a large scale Internet based research delivery system known as the ResearchXpresssm.

Mr. Goldstein has his doctorate and masters degrees in engineering from Brooklyn Polytechnic Institute and New York University.

Claudio M. Guazzoni, 44 - Served as Director Since October 2000.

Claudio M. Guazzoni – Mr. Guazzoni was named Chief Executive Officer of Zanett, Inc. effective as of the close of business on February 10, 2006, after serving as President of Zanett, Inc. since he co-founded the Company in 2000. Prior to such time, he had co-founded The Zanett Securities Corporation in 1993, of which he is still President. At Zanett Securities Corporation, Mr. Guazzoni was instrumental in the success and initial public offering of a number of young technology companies, including YouthStream Media, Inc., Robotic Vision Systems, Inc., SmartServ Online, and FiberNet Telecom Group. His previous work in mergers and acquisitions for Salomon Brothers and past experience as a fund manager responsible for managing portfolios aggregating in excess of $1.4 billion provides Zanett with expertise in international finance and deal structuring.

R. Evans Hineman, 72 - Served as Director Since July 2005.

R. Evans Hineman –Mr. Hineman is currently a private consultant. Previously he served as corporate Executive Vice President and president of the National Security Solutions Group of ManTech International Corporation. He also served as Litton Vice President for Intelligence, president of Litton/TASC and other leadership positions in TASC supporting customers in the intelligence community and other government entities. Prior to joining TASC in 1989, Mr. Hineman had served for more than thirty-three years in the U.S. Government.

Mr. Hineman joined the Central Intelligence Agency (CIA) in 1964 as part the newly formed Foreign Missile and Space Analysis Center (FMSAC) where he served in various positions in the weapons analysis field including the Director of Weapons Intelligence. In 1973, Mr. Hineman was appointed by the Director of Central Intelligence (DCI) to the DCI’s Weapon and Space System Intelligence Committee, where he oversaw intelligence community missile and space analysis activities on behalf of the DCI.

From 1979 until 1982, Mr. Hineman served as the Associate Deputy Director of Intelligence and in that position assisted in the management of all of CIA’s analytic and intelligence production activities. Mr. Hineman was subsequently appointed Deputy Director for Science and Technology (DDS&T) of the CIA and Director of Program B in the National Reconnaissance Office in July 1982 and served in that position until his retirement from government service in September 1989. As the DDS&T, he was responsible for management of an organization engaged in research, development, engineering and operations of various intelligence collection and information processing systems.

On the occasion of the CIA’s fiftieth anniversary, Mr. Hineman was awarded one of fifty Trailblazer awards for his service. He holds the CIA’s Distinguished Intelligence Medal, the NRO’s Distinguished Service Medal, and two National Intelligence Distinguished Service Medals and has served on various advisory boards for the government.

Jay W. Kelley, 65 – Served as Director since June 2003.

Jay W. Kelley - General Kelley completed a 37-year Air Force career in 1996 at the rank of Lieutenant General. He served as a Base Commander and Strategic Missile Wing Commander, Vice Commander of Air Force Space Command, Director of Public Affairs in the Office of the Secretary of the Air Force, Commander of Air University, and Director of Education at the Air Education and Training Command. Immediately following his retirement from the Air Force, General Kelley worked with Toffler Associates where he developed and orchestrated “futurist” business strategies with major corporations and government organizations. He was the first person appointed to the Advisory Board when it was created, and continues to serve in that capacity. From March 20, 2000 until March 2003, General Kelley was Vice President of Military Programs for Lockheed Martin Technical Operations (LMTO). Prior to joining LMTO, General Kelley was employed by System Technology Associates, Inc., where he was Chief Operating Officer. There, he had responsibility for directing and overseeing the activity of the corporate staff and field operations. Since 2003 General Kelley has been with ManTech International Corp and currently serves as the President of ManTech Space Systems Group where he has responsibility for business relating to Department of Defense, NATO and space programs.

General Kelley earned his Bachelor of Science degree from the United States Air Force Academy in Colorado Springs in 1964, and a Master of Science degree in Political Science from Auburn University in Montgomery, Alabama, in 1973. He completed Squadron Officer School, Maxwell AFB, in 1967; Air Command and Staff College in 1973; Research Associate Studies in 1980, International Institute for Strategic Studies, London, England; National War College in 1981, Fort Lesley J. McNair; the Program for Senior Executives in National and International Security in 1986, John F. Kennedy School of Government, Harvard University; and the Program on Foreign Politics and National Interest, Massachusetts Institute of Technology, in 1987.

L. Scott Perry, 59 - Served as Director Since March 2001.

L. Scott Perry - Mr. Perry was with AT&T Corporation from January 1997 until his retirement in January 2002. During this period, he served as Vice President - Advanced Platform Systems from January 1997 to May 1998, Vice President - Strategy and Alliances from May 1998 to December 1999 and Vice President of Strategy & Business Development from January 2000 until his retirement. In these roles, he was responsible for building and refining the business strategy of AT&T and leading the development of growth plans which included close and effective relationships with other computer and networking product and service firms. Mr. Perry and his team led AT&T Corporation’s 1998 acquisition of IBM’s Global Network business. Before joining AT&T, Mr. Perry was with IBM for almost sixteen years. During that time he held a number of marketing and sales executive positions, culminating in his last assignment as General Manager, Academic Computing Information Systems, an independent business unit with responsibility for strategy, development, marketing and support of information systems to the higher education marketplace.

Mr. Perry currently serves as President and a member of the board of directors of GPXS, a private wireless application and services company. In the recent past he has served as chairman of INEA, a private business performance management software company, Chairman of SmartServ Online, a NASDAQ listed wireless application provider, and was on the audit committee and board member of Viacore, a corporate supply chain services company. He has also been an advisor and Operating Partner of Global Communications Partners, an early stage venture capital fund based in Menlo Park, California. In addition to his board and advisory responsibilities, Mr. Perry is the founder and principal of Cobblers Hill Group, based in Weston, Connecticut, through which he advises a number of small and early stage companies as well as engaging with other larger companies on strategic consulting engagements.

Information About the Board of Directors and Committees of the Board of Directors

All members of the Board members with the exception of Mr. Guazzoni are independent as defined by the Nasdaq National Market listing standards.

In March 2001, the Board of Directors established an Audit Committee, which is composed of three non-employee independent directors. The Audit Committee, which has adopted a formal charter, assists the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s accounting, auditing, and reporting practices. The members of the Audit Committee are Messrs. Church, Goldstein and Perry. The Audit Committee conducted a meeting on March 12, 2007 to review and discuss the 2006 consolidated financial statements with management and the Company’s independent auditors and to review and approve the Company’s Annual Report on Form 10-K prior to its issuance. The Audit Committee also met quarterly with management and its independent auditors during 2006 to review the Company’s quarterly reports on Form 10-Q prior to their issuance. During 2007, the Audit Committee will continue to meet quarterly to review the Company’s financial statements and SEC reports.

All members of the Audit Committee are independent committee members as defined by the Nasdaq National Market listing standards and pursuant to Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board of Directors has determined that Mr. Church is a “financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the Commission.

During 2006, the Board of Directors held five meetings. The Board of Directors acted several times by unanimous written consent in lieu of a meeting as permitted by Delaware law. With the exception of Evan Hineman, during 2006 each director attended at least 75% of the meetings of the Board and committees on which he served.

The Board of Directors has not established a separate committee to perform the functions traditionally associated with a nominating committee and does not have any nominating committee charter. We believe that the complete input of the Board is appropriate in selecting potential nominees to the Board, and therefore have not established a separate nominating committee. Such functions are currently performed by the independent, as defined by the Nasdaq National Market listing standards, members of the Board of Directors acting as a whole. In carrying out this function, the Board of Directors seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, leadership, business operations and industry knowledge. The Board of Directors considers on an annual basis the current composition of the Board of Directors in light of characteristics of independence, age, skills, experience and availability of service to our company of its members and of anticipated needs. When the Board of Directors review a potential new candidate, the Board of Directors looks specifically at the candidate’s qualifications in light of the needs of the Board of Directors at a given point in time. In nominating director candidates, the Board of Directors strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability. In addition, all nominations attempt to ensure that the Board of Directors shall encompass a range of talent, skills and expertise sufficient to promote sound guidance with respect to our operations and activities.

Shareholders may make nominations for election to the Board of Directors. Such nominations may be made only in writing by a shareholder entitled to vote at the annual meeting and must be addressed to the Secretary, Zanett, Inc., 635 Madison Avenue, 15th Floor, New York, NY 10022. Nominations must be received by the Secretary not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting and must be accompanied by the written consent of the nominee. Nominations must also be accompanied by a description of the nominee’s business or professional background and otherwise contain the information required by Schedule 14A of the Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The following is the Audit Committee’s report with respect to the Company’s consolidated financial statements for the year ended December 31, 2006.

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements with management and was made aware that in connection with its audit of the Company’s financial statements for the fiscal year ended December 31, 2006, the Company’s independent registered public accounting firm, Amper, Politziner & Mattia, P.C. (“AP&M”), informed management and the Board of Directors that it had noted certain conditions which it had concluded, in the aggregate, represent a material weakness in the Company’s internal control over financial reporting. AP&M noted that, before the audited financial statements for fiscal year 2006 contained in this Annual Report were finalized, (1) certain audit adjustments were made to such financial statements after being identified by AP&M; (2) certain disclosures required by GAAP were incorporated in such financial statements and the notes thereto after being identified by AP&M and (3) certain account analyses were either not accurately completed and/or not completed in a timely manner. The Company informed the Audit Committee that it has hired additional staff with the requisite knowledge to ensure that these weaknesses are properly addressed and remedied.

At a meeting held on March 12, 2007, the Audit Committee reviewed and discussed with management the consolidated financial statements for the year ended December 31, 2006. This meeting included discussions with AP&M of matters relating to the auditors’ judgments about the acceptability and quality of the Company’s accounting principles, as applied in its financial reporting, as required by Statement of Auditing Standards No. 61, “Communications with Audit Committees.” AP&M has confirmed to the Audit Committee that it is in compliance with the rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. The Audit Committee has received and discussed with AP&M, its written disclosures and letter as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and its, independence from the Company.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Members of the Audit Committee of the Board of Directors

William H. Church
L. Scott Perry
Leonard Goldstein

During the two most recent fiscal years ended December 31, 2006 and December 31, 2005, there were no disagreements with AP&M or Deloitte & Touche LLP (“D&T”) the Company’s independent auditors for 2005 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AP&M or D&T, would have caused AP&M or D&T to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such periods.

The Company disclosed in its Form 10-K for the fiscal year ended December 31, 2006 that its disclosure controls and procedures were not effective because of a material weakness in internal control over financial reporting due to certain conditions noted by AP&M that it had concluded, in the aggregate, represent a material weakness in the Company’s internal control over financial reporting. AP&M noted that, before the audited financial statements for fiscal year 2006 contained in this Annual Report were finalized, (1) certain audit adjustments were made to such financial statements after being identified by AP&M; (2) certain disclosures required by GAAP were incorporated in such financial statements and the notes there to after being identified by AP&M and (3) certain account analyses were either not accurately completed and/or not completed in a timely manner.

Audit Fees

The aggregate fees for professional services rendered by AP&M in connection with its audit of Zanett’s annual consolidated financial statements included in Form 10-K for the year ended December 31, 2006, reviews of the consolidated interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006 and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934, as amended were $91,775.

The aggregate fees for professional services rendered by D&T, in connection with its audit of Zanett’s annual consolidated financial statements included in Form 10-K for the year ended December 31, 2005, reviews of the consolidated interim financial statements included in our Quarterly Reports on Form 10-Q for the quarter ended March 30, 2006 and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934, as amended were $522,300.

Audit Related Fees

The aggregate fees for professional services rendered by D&T for the years ended December 31, 2006 and 2005 related to the performance of the audits or reviews of the Company’s consolidated financial statements which are not reported above under “Audit Fees” were $233,100 and $197,000 respectively. “Audit Related Fees” paid to D&T related to the historical audits of newly acquired subsidiaries. There were no “Audit Related Fees” paid to Amper in 2006.

Tax Fees

The aggregate fees billed by D&T for the year ended December 31, 2005 for professional services rendered for tax compliance, advice and planning were $48,125. “Tax Fees” includes fees for tax consultations and return preparation.

The aggregate fees billed by Hamilton MacAvery LLP for the years ended December 31, 2006 for professional services rendered for tax compliance, advice and planning were $65,035. “Tax Fees” includes fees for tax consultations and return preparation.

All Other Fees

There were no fees billed by AP&M or D&T for the years ended December 31, 2006 and 2005 for professional services rendered other than those described above under “Audit Fees”, “Audit Related Fees” and “Tax Fees”.

Pre-Approval of Services

The Audit Committee historically has separately pre-approved the audit, audit-related, tax and other services to be provided to the Company by the Company’s independent auditor. All of our audit related fees and tax fees in 2006 were pre-approved by the Audit Committee.

One or more representatives of AP&M will be present at the meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table shows, as of February 28, 2007, the common stock owned beneficially by (i) each Director of the Company, (ii) each Executive Officer, (iii) all Directors and Executive Officers as a group, and (iv) each person known by the Company to be the “beneficial owner” of more than five percent (5%) of such common stock. Each of the shareholders listed has sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated.

Beneficial Ownership of Common Stock

Name and address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Class (1)

Claudio Guazzoni Chief Executive Officer and Director	16,354,695	(2)	55.75%

Jack M. Rapport President	582,561	(3)	.9%

Dennis Harkins Chief Financial Officer	—		*

William H. Church Director	66,666	(5)	*

Leonard G. Goldstein Director	33,333	(6)	*

Jay W. Kelley Director	100,000	(7)	*

L. Scott Perry Director	100,000	(8)	*

Evans R. Hineman Director	33,333	(9)	*

Chuck Deskins President, ZCS (10)	—		*

Doug Hartmann President, PDI (11)	359,142		1.22%

Bruno Guazzoni	8,557,876		29.2%

All Directors and Executive Officers as a Group (11 persons)	17,629,730	(10)	60.1%

* Less than 1%.

(1) The percentage of class based upon 29,337,112 shares of common stock issued and outstanding (or deemed to be issued and outstanding) as of December 31, 2006, calculated in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned also includes shares owned by

(i) a spouse, minor children or by relatives sharing the same home, (ii) entities owned or controlled by the named person and (iii) other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, shares are owned of record and beneficially by the named person. The address for all persons listed in the above table is c/o Zanett, Inc., 635 Madison Avenue, New York, NY 10022.

(2) On October 18, 2006 Mr. Guazzoni was issued options to purchase 250,000 shares of the Company’s stock with an exercise price of $1.25 per share. On November 6, 2006 Mr. Guazzoni was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. The shares and options for both grants will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue.The foregoing options are not included in this number. Effective as of the close of business on February 10, 2006, Claudio M. Guazzoni, formerly the President of Zanett, Inc., was elected Chairman of the Board and appointed Chief Executive Officer of our company, replacing David M. McCarthy. This amount includes 8,557,876 shares beneficially owned by Bruno Guazzoni, his uncle, over which Claudio Guazzoni exercises the right to vote pursuant to a power of attorney granted on July 6, 2006.

(3) On November 6, 2006 Mr. Rapport was issued options to purchase 250,000 shares of the Company’s stock with an exercise price of $1.25 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. The foregoing options are not included in this number. Excludes 750,000 shares of common stock issuable upon exercise of options issued to Mr. Rapport on August 4, 2003. Mr. Rapport surrendered these shares on September 16, 2006.

(4) On November 6, 2006 Mr. Harkins was issued options to purchase 250,000 shares of the Company’s stock with an exercise price of $1.25 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. The foregoing options are not included in this number.

(5) On November 6, 2006 Mr. Church was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. On August 25, 2004, Mr. Church was issued options to purchase 100,000 shares of the Company’s Common Stock with an exercise price of $3.82 per share. These options are exercisable immediately but the underlying shares are initially unvested, with vesting to occur ratably on each of September 1, 2005, 2006 and 2007. Therefore, at December 31, 2006, 66,666 shares had vested. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until September 1, 2009, except as otherwise provided in such agreement.

(6) On November 6, 2006 Mr. Goldstein was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. On April 21, 2005, Mr. Goldstein was issued options to purchase 100,000 shares of the Company’s Common Stock with an exercise price of $3.30 per share. These options are exercisable immediately but the underlying shares are initially unvested, with vesting to occur ratably on each of April 21, 2006, 2007 and 2008.

Therefore, at December 31, 2006, 33,333 shares had vested. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until April 21, 2010, except as otherwise provided in such agreement.

(7) On November 6, 2006 General Kelley was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. On June 17, 2003, General Kelley was issued options to purchase 100,000 shares of the Company’s Common Stock with an exercise price of $2.00 per share. These options are exercisable immediately but the underlying shares are initially unvested, with vesting to occur ratably on each of June 17, 2004, 2005 and 2006. At December 31, 2006, Mr. Perry had the right under these options to purchase 100,000 of vested shares, as presented in the table above. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until June 17, 2008, except as otherwise provided in such agreement.

(8) On November 6, 2006 Mr. Perry was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. On November 17, 2001, Mr. Perry was issued options to purchase 100,000 shares of the Company’s common stock with an exercise price of $2.00 per share. These options were exercisable immediately but the underlying shares were initially unvested, with vesting occurring ratably on each of August 1, 2002, 2003 and 2004. At December 31, 2006, Mr. Perry had the right under these options to purchase 100,000 of vested shares, as presented in the table above. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until November 16, 2006, except as otherwise provided in such agreement.

(9) On November 6, 2006 Mr. Hineman was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. Mr. Hineman did not beneficially own any shares of the Company’s Common Stock as of November 30, 2005. On July 20, 2005, Mr. Hineman was issued options to purchase 100,000 shares of the Company’s Common Stock with an exercise price of $3.65 per share. These options are exercisable immediately but the underlying shares are initially unvested, with vesting to occur ratably on each of July 21, 2006, 2007 and 2008. Therefore, at December 31, 2006, 33,333 shares had vested. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter are subject to a lock-up agreement that precludes the sale of the shares until July 20, 2010, except as otherwise provided in such agreement.

(10) On November 6, 2006 Mr. Deskins was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.25 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. The foregoing options are not included in this table.

(11) On November 6, 2006 Mr. Hartmann was issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.25 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. The foregoing options are not included in this table. Mr. Hartmann has received previous option grants of 80,900 with various exercise prices ranging from $2.00 to $4.58. As of December 31, 2005, 20,480 options are vested.

(12) Includes 351,712 vested shares of the Company’s Common Stock issuable upon the exercise of options.

EXECUTIVE OFFICERS

The Company currently has five executive officers. Biographical information for Claudio M. Guazzoni, Chief Executive Officer, is included in Proposal 1 - Election of Directors. Biographical information for the remaining executive officers is presented below.

Jack M. Rapport, 53 – Mr. Rapport was named President of Zanett, Inc. effective as of the close of business on February 10, 2006, after serving as the Chief Financial Officer since April 2001. Prior to such time, Mr. Rapport served as the interim Chief Financial Officer of Adept, Inc. and then the Vice President of Corporate Development for Coriva, Inc., a wholly-owned subsidiary of Adept, Inc., since early 2000. From 1998 to early 2000, Mr. Rapport served as President and Chief Executive Officer of Whitehall Capital Associates, Ltd., a financial services company, in 1998 and Wyndham Capital Management, Ltd., a financial consulting firm, in 1999. From 1995 to 1997, Mr. Rapport was the Executive Vice President and Chief Financial Officer of The Pharmacy Fund, Inc., a healthcare finance company. In total, Mr. Rapport has over thirty years of financial and business experience in both public and private corporate settings including: Bank of America, Manufacturers Hanover Trust Co. (now JPMorganChase) and Blue Cross and Blue Shield of Maryland.

Dennis Harkins – Mr. Harkins was named Chief Financial Officer of Zanett, Inc. effective as of the close of business on June 30, 2006. Previous to Zanett, Mr. Harkins was Director of Sales and Planning for almost ten years at MSC Industrial Supply, a $1.3 billion direct marketing firm dealing with various industrial products in the United States; in this position he was responsible for the budget and forecast for over 100 branches with operating expenses of over $250 million. Earlier in his tenure he was the Director of IT Business Development where he managed over 80 IT professionals with a budget of over $20 million. He started at MSC in 1996 as the Director of Accounting where he oversaw the accounting, accounts payable and accounts receivable areas. Prior to MSC, Mr. Harkins was the Controller for Arbor Property Trust and Real Estate Investment Trust with headquarters in Conshohocken, Pennsylvania.

Chuck Deskins – Mr. Deskins became the President of Zanett Commercial Solutions (ZCS) in February, 2006 and is responsible for the day-to-day operations, organic expansion, and the integration and assimilation of acquired businesses. Prior to ZCS, Mr. Deskins served as President, SPX Valley Forge from 2003 to 2005, overseeing global operations in North America, Italy, France, Germany, and the UK. During his tenure at SPX, Deskins led the integration of two accretive acquisitions, one in North America, and one in Europe, while leading the organization to record revenue growth. Mr. Deskins honed his leadership skills as General Manager, GE Capital, and other senior leadership positions include Area GM, ARC; and Director, CHC. As President of Pinnacle Computer Resources, Mr. Deskins won recognition as a successful entrepreneur, guiding the business from start-up to $32M in revenue in 4 years.

Doug Hartmann – Mr. Hartmann became president of Paragon Dynamics, Inc. in 2003. Mr. Hartmann spent nine years in the USAF with the McDonnell Douglas F-15 Eagle program. After departing from the USAF in 1989, he went to work as a Robotic technician/supervisor with the Robotics Engineering Department at Siemens Automotive in Newport News, VA. He left Siemens, to pursue a career in the Intelligence Community as a Systems Engineering Technical Advisor (SETA) on classified government programs. Mr. Hartmann has held key engineering and management assignments with Loral Aerospace (formerly Ford Aerospace), ManTech Advanced Systems International (MASI), Lockheed Martin and Scitor before becoming the President and CEO of Paragon Dynamics, Inc. in 1997.

Employment Agreements

The Company has an employment agreement with the Chief Executive Officer of the Company, Mr. Guazzoni, described as follows:

Mr. Guazzoni has a two-year employment agreement that will be renewed for successive annual terms until canceled by the Company or the officer. Compensation will be determined by the officer and the Company on an annual basis and may consist of a combination of cash compensation and grants of incentive stock options. For the years ended December 31, 2003, 2004 and 2005, the Company agreed to a base annual compensation of $110,000. In 2006 Mr. Guazzoni took a salary of $10,530.

DIRECTOR COMPENSATION

Zanett does not pay cash fees to any of our Directors. The Board of Directors has established a practice of granting each new non-employee Director an option under the Zanett, Inc. Incentive Stock Plan to purchase up to 100,000 shares of the Company’s common stock with an exercise price equal to market price at the time of the grant. These options are exercisable immediately but the underlying shares are initially unvested. The vesting for the shares underlying these initial option grants is as follows:

Mr. Church’s shares vested or will vest one third each on September 1, 2005, September 1, 2006 and September 1, 2007. Mr. Goldstein’s shares vested or will vest one third each on April 21, 2006, April 21, 2007 and April 21, 2008. General Kelley’s shares vested one third each on June 17, 2004, June 17, 2005 and June 17, 2006. Mr. Hineman’s shares vested or will vest one third each on July 20, 2006, July 20, 2007 and July 20, 2008. Any shares obtained through the exercise of these options are subject to a repurchase feature until vested and thereafter all vested shares are subject to a lock-up agreement that precludes the sale of the shares, except as otherwise provided in such agreement.

Zanett also may grant, from time to time, additional options to its Board of Directors as compensation for their services, as determined by the entire Board of Directors. On November 6, 2006 all directors were issued options to purchase 100,000 shares of the Company’s stock with an exercise price of $1.34 per share. These shares and options will vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue. Under FAS 123R the Company has incurred no expense for these options because the occurrence of the vesting event is not probable. As the occurrence of this event becomes probable an expense will be recorded.

As of April 30, 2007, none of the Directors have exercised any of their options.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our primary goals with respect to executive compensation are to attract and retain the most talented and dedicated executives possible, to provide cash and stock incentives based on individual responsibilities and performance expectations as to future contributions and cost of living factors. The Company evaluates individual executive performance with a goal of setting compensation at levels the Company believes are comparable with executives in other companies of similar size and stage of development operating in the industry while taking into account our relative performance and our own strategic goals.

The Board believes that the Company’s current operations require a small, highly motivated and professional staff. The Company’s compensation policies, therefore, are designed to attract, retain and motivate such a staff by providing competitive levels of compensation, with an emphasis on equity compensation to keep cash compensation as a modest outlay.

We believe that the compensation of our executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives, such as growth of revenues, growth of operating earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately , in attaining and increased market price for our stock. We believe that the performance of the executives in managing our company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Overview of Compensation and Process

Elements of compensation for our executives include: salary, bonus, stock incentive awards and health insurance. At the beginning of each fiscal year, it has been the practice of our Company to review the history of all the elements of each executive officer’s total compensation over each of the past five years. The Company’s Executive Committee, which is comprised of certain Directors and officers of the Company, has historically recommended compensation policies to the Company’s Board, reviewed performance of Company officers, approved base salary levels and administered our Stock Option Plan. The Board has historically ratified all compensation-related recommendations of the Executive Committee. The Board of Directors may, however, adjust such recommendations as it sees fit. The executives of the Company serving on the Executive Committee do not participate in setting their own compensation.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of our Executive Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	Performance of individual objectives for the previous year;

•	Difficulty of achieving desired results;

•	Value of their unique skills and capabilities to support long-term performance of the company;

•	Performance of their general management responsibilities;

•	Contribution as a member of the executive management team; and

•	Publicly available compensation data for New York, New Jersey and Connecticut.

We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation. We conduct an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers.

During the fiscal years ended December 31, 2006, executive officers received compensation for services provided to the Company, as detailed in the table below.

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total

($) (a)	(b)	($) (c)	($) (d)	($) (f)	($) (j)

Claudio Guazzoni Chief Executive Officer and Director	2006	10,530	—	—	10,530

Jack Rapport President	2006	225,000	10,000	—	235,000

Dennis Harkins Chief Financial Officer	2006	75,000	50,000	—	125,000

Doug Hartmann President PDI	2006	184,082	2,750	—	186,832

Chuck Deskins President ZCS	2006	152,708	—	—	152,708

Grants of Plan Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards**

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Claudio Guazzoni
Chief Executive Officer	10/18/2006	—	—	—	—	—	—	—	250,000		1.25	0
and Director	11/6/2006								100,000	*	1.34	0

Jack Rapport President	10/18/2006	—	—	—	—	—	—	—	250,000		1.25	0

Dennis Harkins Chief Financial Officer	10/18/2006	—	—	—	—	—	—	—	250,000		1.25	0

Dough Hartman President PDI	10/18/2006	—	—	—	—	—	—	—	100,000		1.25	0

Chuck Deskins President ZCS	10/18/2006	—	—	—	—	—	—	—	100,000		1.25	0

* These options were granted to Mr. Guazzoni for his service as chairman of the Company’s board of directors.

** Under FAS 123R the Company has incurred no expense for these options because the occurrence of the vesting event is not probable. As the occurrence of this event becomes probable an expense will be recorded.

Outstanding Equity Awards at Year-End Table

	Option Awards						Stock Awards

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name (a)	(#) Exercisable (b)	(#) Unexercisable (c)		(#) (d)	($) (e)	Date (f)	(#) (g)	($) (h)	(#) (i)	($) (j)

Claudio Guazzoni
Chief Executive Officer	—	250,000	A	—	1.25	10/18/2011	—	—	—	—
and Director	—	*100,000	A	—	1.34	11/6/2011	—	—	—	—

Jack Rapport President	—	250,000	A	—	1.25	10/18/2011	—	—	—	—

Dennis Harkins Chief Financial Officer	—	250,000	A	—	1.25	10/18/2011	—	—	—	—

Doug Hartmann	3,600	4,400	B	—	2.00	2/18/2013	—	—	—	—
President PDI	540	660	B	—	2.66	9/10/2013	—	—	—	—
	2,500	0	B	—	2.51	12/11/2013	—	—	—	—
	600	2,400	B	—	2.62	3/22/2014	—	—	—	—
	840	3,360	B	—	3.25	8/3/2014	—	—	—	—
	4,000	16,000	B	—	4.59	3/11/2015	—	—	—	—
	4,000	16,000	B	—	3.40	7/11/2015	—	—	—	—
	4,400	17,600	B	—	3.06	9/30/2015	—	—	—	—
	—	100,000	A	—	1.25	10/18/2011	—	—	—	—

Chuck Deskings President ZCS	—	100,000	A	—	1.25	10/18/2011	—	—	—	—

* These options were granted to Mr. Guazzoni for his service as chairman of the Company’s board of directors.

(A) Options vest and become immediately exercisable upon the Company reaching $250,000,000 in revenue.

(B) Options vest cumulatively in 10/20/30/40% increments on each of the first four anniversary dates of the effective date of such grants.

Stock Options Granted During Fiscal Year Ended December 31, 2006

Under Zanett’s stock plan, the Company issued the following options during 2006 to purchase shares of the Company’s common stock:

-	Options to purchase 2,614,000 shares of Zanett common stock were granted to employees of the Company and its wholly-owned subsidiaries.

-	Options to purchase 600,000 shares of Zanett common stock were granted to directors of the Company and its wholly-owned subsidiaries.

There is no understanding between the Company and any of its present shareholders regarding the sale of a portion or all of the common stock currently held by them in connection with any future participation by the Company in a business. There are no other plans, understandings, or arrangements whereby any of the Company’s officers, directors, or principal shareholders, or any of their affiliates or associates, would receive funds, stock, or other assets in connection with the Company’s participation in a business. Members of Zanett’s Board of Directors receive no cash compensation for their service as directors.

Compensation Committee Interlocks and Insider Participation

In 2006, Claudio Guazzoni a Director and executive officer of the Company, along with Jack Rapport and Dennis Harkins, each of whom was an executive officer of the Company, participated in deliberations of the Company’s Board of Directors concerning executive officer compensation. William H. Church, a Director, also participated in deliberations of the Board of Directors and the executive officers regarding compensation decisions in 2006.

For further information regarding certain transactions between the officers identified above and Zanett, please see “Related Party Transactions” elsewhere in this proxy statement. No executive officer of Zanett served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of our board.

Board of Directors Report on Executive Compensation

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Board’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Board of Directors determined that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

The 2006 Board of Directors

Claudio Guazzoni
David McCarthy
William H. Church
Leonard G. Goldstein
Jay W. Kelley
L. Scott Perry
R. Evans Hineman

RELATED PARTY TRANSACTIONS

During the year ended December 31, 2006, the Company was a party to the following transactions with related parties:

In March 2006, the Company extended the maturity dates on promissory notes issued to Bruno Guazzoni, the uncle of Zanett’s Chief Executive Officer, Claudio Guazzoni, and the owner of approximately 29.2% of Zanett’s outstanding common stock, in the amounts of $3,075,000 and $1,500,000 from October 31, 2006 to May 31, 2007. These notes bear interest at an annual rate of 11%. On March 15, 2007, the Company replaced these notes payable with new notes with identical terms, except for an extension of the maturity date to March 15, 2009.

Also in March 2006, the Company extended the maturity date on a note issued to Bruno Guazzoni on December 30, 2005, in the amount of $500,000 from January 2, 2007 to May 31, 2007. This note requires quarterly cash interest payments at the rate of fifteen percent (15%) per annum. In March 2006, the Company issued two additional promissory notes in the amount of $500,000 each to Bruno Guazzoni. These notes bear interest at an annual rate of 15% and require quarterly cash payments for interest. On March 15, 2007, the Company replaced these notes with new notes with identical terms, except for an extension of the maturity date to March 15, 2009.

Principal on all of the notes mentioned above is repayable in cash at maturity and can be pre-paid without penalty. In 2006, the Company paid $634,500 of interest under these agreements.

On October 14, 2006, we entered into a two year line of credit arrangement with Bruno Guazzoni, the uncle of our Chief Executive Officer, Claudio Guazzoni, and the owner of approximately 29.2% of our outstanding common stock, which provided us with access to up to $5 million to repay our credit facility with Fifth Third Bank or for working capital needs. On December 1, 2006 the Company initiated borrowings on the line of credit, evidenced by a new promissory note (the “New Note”). Approximately $4,551,843 of the proceeds of the New Note was used to repay in full the Company’s credit facility with Fifth Third Bank, which expired by its terms on November 30, 2006, with the remainder of the proceeds of the New Note being held on deposit with Fifth Third Bank. This New Note was repaid in its entirety upon the closing of the Company’s loan and security agreement with LaSalle National Bank on December 21, 2006, as discussed below. Therefore, at December 31, 2006, the balance under the line of credit arrangement was zero. In 2006, the Company paid $29,618 amount of interest under this agreement. This line of credit arrangement has been terminated.

In February 2007, the Company entered into a line of credit agreement with Bruno Guazzoni in the amount of $3,000,000. This line is available for working capital requirements and is unrestricted. The line has a maturity date of March 15, 2009. We drew $1,100,000 on the line in February 2007, and an additional $100,000 in March 2007. Also in March 2007, we repaid $250,000 to Mr. Guazzoni in respect of this line of credit.

Also, on February 21, 2007, one of the Company’s wholly owned subsidiaries, Zanett Commercial Solutions, Inc., entered into a new, unsecured promissory note in an aggregate principal amount of $750,000, with Bruno Guazzoni. This note has a maturity date of March 6, 2009 and requires quarterly payments of interest beginning March 31, 2007, at the rate of eleven percent (11%) per annum. Principal is repayable at maturity. The note may be pre-paid without penalty. The proceeds of this note were used fund the cash portion of the merger consideration paid at closing for the acquisition of the DBA Group, discussed above.

As a policy, all transactions involving the Company and any related parties are reviewed by the President, CFO and CEO for approval. This review consists of several factors including but not limited to, fairness to the Company and the ongoing relationship between the parties. Additionally, although the policies and procedures for reviewing related party transactions are not in writing, all related party transactions are reviewed at each regular quarterly meeting the board of directors, and management highlights for the Board any changes occurring during the quarter. All related party transactions in 2006 followed this process and were reviewed and approved by the board.

POLICY AND PROCESS REGARDING SHAREHOLDER COMMUNICATIONS TO THE BOARD

The Board of Directors has adopted a policy and process regarding shareholder communications to the Board. Shareholders may communicate with the Board collectively, or with any of its individual members, by writing to them c/o the Secretary, Zanett, Inc., 635 Madison Avenue, 15th Floor, New York, NY 10022 who will forward such information to the Board of Directors.

Members of the Board of Directors are encouraged to attend the annual meeting. Last year, six members of the Board of Directors attended the annual meeting.

OTHER SHAREHOLDER MATTERS

Shareholder Proposals and Nominations of Directors for Zanett’s Next Annual Meeting of Shareholders

Any shareholder who intends to present a proposal for consideration at Zanett’s next annual meeting of shareholders intended to occur on or about June 23, 2008 must submit such shareholder’s proposal in writing to Zanett at its executive offices on or before January 7, 2008 in order to have Zanett consider the inclusion of such proposal in Zanett’s Proxy Statement and form of proxy relating to such annual meeting. Reference is made to Rule 14a-8 under the Exchange Act for information concerning the content and form of such proposal and the manner in which such proposal must be made. A notice of a shareholder proposal submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is considered untimely after March 20, 2008 and Zanett’s proxy for its 2008 annual meeting of shareholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for such meeting.

Nominations for election to the Board of Directors at Zanett’s next annual meeting may be made only in writing by a shareholder entitled to vote at such annual meeting and must be addressed to the Secretary, Zanett, Inc., 635 Madison Avenue, 15th Floor, New York, NY 10022 who will forward such information to the Board of Directors. Nominations must be received by the Secretary on or before December 31, 2006 and must be accompanied by the written consent of the nominee. Nominations should also be accompanied by a description of the nominee’s business or professional background and otherwise contain the information required by Schedule 14A of the Exchange Act.

OTHER BUSINESS

The Board of Directors is not aware of any other matters that may be brought before the Shareholders’ Meeting. If other matters not now known come before the Shareholders’ Meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the timely filing of reports of ownership and changes in ownership with the Securities and Exchange Commission by Zanett’s directors, certain of its officers and persons who own more than ten percent (10%) of Zanett’s Common Stock.

Based solely on its review of Forms 3 and 4 and amendments thereto filed during its most recent fiscal year and Forms 5 and amendments there to furnished to it with respect to its most recently completed fiscal year, as well as any written representation received by the Company from the reporting person regarding no Form 5 filing being required, the Company believes that all filings under Section 16(a0 for the fiscal year 2006 were timely made, except that:

•	a Form 4 was filed by Mr. Hineman on March 7, 2007 to report a grant of stock options on November 6, 2006;

•	a Form 4 was filed by Mr. Perry on March 6, 2007 to report a grant of stock options on November 6, 2006;

•	a Form 4 was filed by Mr. Church on March 5, 2007 to report a grant of stock options on November 6, 2006;

•	a Form 3 was filed by Mr. Deskins on March 1, 2007, which included options granted on October 18, 2006;

•

a Form 3 was filed by Mr. Goldstein on February 28, 2007, which included options granted on April 21, 2005, and a Form 4 was filed by Mr. Goldstein on February 28, 2007 to report a grant of stock options on November 6, 2006;

•	a Form 4 was filed by Mr. Kelley on February 15, 2007 to report a grant of stock options November 6, 2006;

•	a Form 5 was filred by Mr. Rapport on February 15, 2007 to report a grant of stock options on October 18, 2006;

•	a Form 5 was filed by Mr. Harkins of February 15, 2007 to report a grant of stock options on October 18, 2006;

•	a Form 4 was filed by Mr. Guazzoni on February 9, 2007 that included the reporting of gifts made by Mr. Guazzoni on October 18, 2006 and November 6, 2006; and

•	A Form 4 was filed by Mr. McCarthy on February 2, 2007, which included a sale of options on December 1, 2006;

•	A Form 3 was filed by Mr. Harkins on October 20, 2006 reporting his appointment as Chief Financial Officer on July 1, 2006;

•	A Form 4 was filed by Mr. Guazzoni on August 28, 2006 to report a purchase of common stock and stock options on August 21, 2006;

•	A Form 4 was filed by Mr. Rapport on July 21, 2006 to report a sale of stock on July 14, 2006;

•	A Form 3 was granted to Mr. DeRobertis on February 21, 2006 reporting his appointment as Chief Financial Officer; and

•	Mr. Hartmann has not yet filed a Form 4 to report a grant of stock options on October 18, 2006.

ADDITIONAL INFORMATION

A copy of Zanett’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which contains copies of the Company’s audited financial statements, accompanies this Proxy Statement. The annual report shall not be deemed proxy solicitation material. Zanett will furnish to any shareholder, without charge, upon written or oral request, any other documents filed by Zanett pursuant to the Exchange Act. Requests for such documents should be addressed to Dennis Harkins, Secretary, Zanett, Inc., 635 Madison Avenue, 15th Floor, New York, NY 10022, telephone number (212) 583-0300. Documents filed by Zanett pursuant to the Exchange Act may be reviewed and/or obtained through the Securities and Exchange Commission’s (the “SEC”) Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), which is publicly available through the SEC’s Web site (http://www.sec.gov).

New York, NY	By Order of the Board of Directors,
April 30, 2007
/ s / Dennis Harkins

Dennis Harkins, Secretary

Appendix 1

ZANETT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I hereby constitute and appoint Claudio M. Guazzoni or Jack M. Rapport as my true and lawful agent and proxy, with full power of substitution in each, to vote all shares of Common Stock held of record by me at the Meeting of Shareholders of Zanett, Inc. to be held on June 21, 2007 and any adjournments or postponements thereof. I direct said proxies to vote as specified on the reverse side.

     Unless otherwise specified, all shares will be voted for the election of all nominees listed and for each of the proposals to be acted upon at the Meeting of Shareholders. This Proxy also delegates discretionary authority to vote with respect to any matters as to which a choice is not specified by the Shareholder and any matters that Zanett, Inc. did not have notice of a reasonable time before Zanett, Inc. mailed the proxy materials relating to the Shareholders' Meeting.

(Continued and to be signed on the reverse side)

Annual Meeting of Shareholders
ZANETT, INC.
June 21, 2007

Please date, sign and mail your proxy card in the
envelope provided as soon as possible

[Please Detach and Mail in the Envelope Provided]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES
FOR DIRECTOR LISTED BELOW. PLEASE SIGN,
DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-----------------------------------------------------------------------------

1. Proposal No. 1, Election of Directors

NOMINEES
[ ]	FOR ALL NOMINEES	( ) William Church
( ) Leonard Goldstein
[ ]	WITHHOLD AUTHORITY	( ) Claudio Guazzoni
	FOR ALL NOMINEES	( ) R. Evans Hineman
( ) Jay W. Kelley
[ ]	FOR ALL EXCEPT	( ) L. Scott Perry
(See instructions below)

The undersigned hereby revokes all previous proxies for the Meeting of Shareholders and acknowledges receipt of the Notice of Meeting and Proxy Statement of Zanett, Inc.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note [ ] that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder ___________________________________________ Date ___________________

Signature of Shareholder ___________________________________________ Date ___________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.